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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-102084) on Form S-8 of Community First, Inc. of our report dated January 30, 2004, on the consolidated financial statements of Community First, Inc. as of December 31, 2003 and 2002 and for the years then ended which report appears in this Annual Report on Form 10-KSB of Community First, Inc. for the year ended December 31, 2003.

                                         Crowe Chizek and Company LLC
Brentwood, Tennessee
March 26, 2004